FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
RIGHTS CERTIFICATES
ISSUED BY
XFONE, INC.

This form, or one substantially equivalent hereto, must be used to exercise the non-transferable, non-tradable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated [●], 2011 (the “Prospectus”) of Xfone, Inc., a Nevada corporation (“the Company”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the U.S. Subscription Agent listed below (the “U.S. Subscription Agent”) prior to 5:00 p.m., New York City time (midnight Israel time), on [●], 2011 (the “Expiration Date”). Such form must be delivered by hand, first class mail or overnight courier to the U.S. Subscription Agent, and must be received by the U.S. Subscription Agent prior to the Expiration Date. See “The Rights Offering-Method of Exercising Subscription Rights” in the Prospectus.

Payment of the Subscription Price of $0.30 per share of the Company’s common stock subscribed for upon exercise of such Rights must be received by the U.S. Subscription Agent in the manner specified in the Prospectus prior to the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering-Method of Exercising Subscription Rights” in the Prospectus.

Address for U.S. Subscription Agent:
Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214, USA
(503) 227-2950

Telephone Number for Information:
Institutional Marketing Services
(203) 972-9200

Delivery of this instrument to an address other than as set forth above
Does not constitute a valid delivery

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the U.S. Subscription Agent prior to the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the Basic Subscription Privilege to subscribe for one share of Common Stock with respect to each of the Rights represented by such Rights Certificate(s) and (ii) exercise the Oversubscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights are available therefor, subject to availability and allocation as described in the Prospectus.

The undersigned understands that payment of the Subscription Price of $0.30 per share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the U.S. Subscription Agent prior to the Expiration Date, and represents that such payment, in the aggregate amount of $___________ either (check appropriate box):

☐	is being delivered to the U.S. Subscription Agent herewith

Or

☐	has been delivered separately to the U.S. Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Certified check

☐	Bank draft (cashier’s check)

Date of check, or draft:___________________

Check, or draft number:__________

Bank on which check is drawn or issued: ________________________________________________________

Signature(s)	Address

Names

(Please type or print)	Area Code and Tel. No.(s)
Rights Certificate No(s). (if available)

GUARANTEE OF DELIVERY
(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the U.S. Subscription Agent the certificate(s) representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:___________________________

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution that completes this form must communicate the guarantee to the U.S. Subscription Agent and must deliver the Rights Certificate(s) to the U.S. Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.